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                                                                  Exhibit (g)(3)

                         AMENDMENT DATED APRIL 25, 2006
                       TO "MUTUAL FUND CUSTODY AGREEMENT"
           BY AND BETWEEN MORGAN STANLEY INSTITUTIONAL FUND, INC. AND
     JPMORGAN CHASE BANK (FORMERLY, UNITED STATES TRUST COMPANY OF NEW YORK)
                              DATED MARCH 10, 1994

Pursuant to Paragraph 28 ("Amendments") of the above-referenced Agreement, Annex 1 is hereby amended and restated as follows to reflect all current portfolios of Morgan Stanley Institutional Fund, Inc. subject to the above-referenced
Agreement:

     ANNEX 1 Supplemental Terms and Conditions:

          Morgan Stanley Institutional Fund, Inc.
          including

          Active International Allocation Portfolio
          Emerging Markets Debt Portfolio
          Emerging Markets Portfolio
          Focus Equity Portfolio
          Global Franchise Portfolio
          Global Real Estate Portfolio
          Global Value Equity Portfolio
          International Equity Portfolio
          International Growth Equity Portfolio
          International Magnum Portfolio
          International Real Estate Portfolio
          International Small Cap Portfolio
          Large Cap Relative Value Portfolio
          Money Market Portfolio
          Municipal Money Market Portfolio
          Small Company Growth Portfolio
          Systematic Active Large Cap Core Portfolio
          Systematic Active Small Cap Core Portfolio
          Systematic Active Small Cap Value Portfolio
          Systematic Active Small Cap Growth Portfolio
          U.S. Large Cap Growth Portfolio
          U.S. Real Estate Portfolio

In all other respects, the Custody Agreement is confirmed and shall continue to be effective.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officer thereunto duly authorized as of this 25th day of April, 2006. This Amendment will be effective as of April 25, 2006.


JPMORGAN CHASE    BANK                       MORGAN STANLEY
                                             INSTITUTIONAL FUND, INC.


By:    /s/ Marc Kucera                        By:   /s/ Ronald E. Robison
       ----------------------                       ----------------------------
Title:    Vice President                     Title:   President and Principal
       ----------------------                       -------------------------
                                                      Executive Officer
                                                      -----------------